                                                                  [FILED PURSUANT TO RULE 433]

TERM SHEET

RALI SERIES 2006-QA3 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QA3

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

DEUTSCHE BANK SECURITIES INC.
Lead Underwriter

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE
SECURITIES  AND EXCHANGE  COMMISSION,  OR SEC,  FOR THE  OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR  MORE  COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE
BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE  OFFERING  WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-503-4611.

THIS TERM SHEET IS NOT REQUIRED  TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED
TO BE  INCLUDED  IN THE  BASE  PROSPECTUS  AND  THE  PROSPECTUS  SUPPLEMENT  FOR  THE  OFFERED
CERTIFICATES.   THE  INFORMATION  IN  THIS  TERM  SHEET  IS  PRELIMINARY  AND  IS  SUBJECT  TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF  CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR
SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING  PROSPECTUS  RELATING
TO THOSE OFFERED CERTIFICATES.

THIS  TERM  SHEET  AND  THE  RELATED  TERM  SHEET  SUPPLEMENT  IS NOT AN  OFFER  TO  SELL OR A
SOLICITATION OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,  SOLICITATION
OR SALE IS NOT PERMITTED.

APRIL 27, 2006

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF
 OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT
                                 TO THE OFFERED CERTIFICATES

We  provide  information  to you  about the  offered  certificates  in three or more  separate documents that provide progressively more detail:

        -      the related  base  prospectus,  dated  March 3, 2006,  which  provides  general information, some of which may not apply to the offered certificates;

        -      the term  sheet  supplement,  dated  April 13,  2006,  which  provides  general information about series of certificates  issued pursuant to the depositor's QA program, some of which may not apply to the offered certificates; and

        -      this term sheet,  which  describes  terms  applicable to the classes of offered certificates  described herein and provides a description of certain collateral stipulations  regarding the mortgage loans and the parties to the  transaction, and provides other information related to the offered certificates.

This  term  sheet  provides  a  very  general   overview  of  certain  terms  of  the  offered
certificates  and does not contain all of the  information  that you should consider in making your  investment  decision.  To  understand  all of  the  terms  of a  class  of  the  offered certificates,  you should read  carefully this document,  the term sheet  supplement,  and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number
333-131213.

If the  description  of  the  offered  certificates  in  this  term  sheet  differs  from  the description  of the senior  certificates  in the  related  base  prospectus  or the term sheet supplement,  you should rely on the  description  in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning  ascribed  thereto in the term sheet  supplement and the related  base prospectus.

THE  INFORMATION  IN THIS  TERM  SHEET,  IF  CONVEYED  PRIOR TO THE  TIME OF YOUR  CONTRACTUAL
COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES ANY INFORMATION CONTAINED
IN ANY PRIOR SIMILAR  MATERIALS  RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN THIS TERM
SHEET IS  PRELIMINARY,  AND IS  SUBJECT  TO  COMPLETION  OR  CHANGE.  THIS TERM SHEET IS BEING
DELIVERED  TO  YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF  THE
CERTIFICATES  REFERRED  TO IN THIS  TERM  SHEET  AND TO  SOLICIT  AN  OFFER  TO  PURCHASE  THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY SUCH OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE
ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF  THE  UNDERWRITING  AGREEMENT  WITH  THE  ISSUING  ENTITY  AND  THE  AVAILABILITY  OF  SUCH
CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED  THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM,
MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE
THE POOL MAY BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR
OR  DIFFERENT  MORTGAGE  LOANS  MAY BE ADDED TO THE  POOL,  AND  THAT ONE OR MORE  CLASSES  OF
CERTIFICATES  MAY BE  SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY  TIME  PRIOR TO  ISSUANCE  OR
AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED
THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION TO
SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES
NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL  NOTIFY YOU,  AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR
ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,
APPROVED OR VERIFIED ANY  STATISTICAL  OR NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH
THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA  PROVIDED BY THE ISSUING  ENTITY OR
ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the  prepayment, credit,  liquidity and market risks associated with that class.  The offered  certificates are complex  securities.  You  should  possess,  either  alone  or  together  with  an  investment advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement  and the related base  prospectus for the offered  certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You  should  carefully consider,  among other  things,  all of the  applicable  risk factors in  connection  with the purchase  of any class of the  offered  certificates  listed  in the  section  entitled  "Risk
Factors" in the term sheet supplement.

------------- ---------------- -------------------- ------------------ --------------------------
                                     INITIAL
------------   PASS-THROUGH        CERTIFICATE
   CLASS           RATE            BALANCE(1)       INITIAL RATING(2)        DESIGNATIONS
------------- ---------------- -------------------- ------------------ --------------------------
-------------------------------------------------------------------------------------------------
                                      OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    A-1        Floating (3)           $304,755,000      AAA / Aaa      Super Senior/Floating
                                                                       Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    A-2        Floating (4)             33,862,000      AAA / Aaa      Super Senior/Floating
                                                                       Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    A-3        Floating (5)             37,624,000      AAA / Aaa      Senior Support/Floating
                                                                       Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-1       Floating ((6))             5,412,000      AAA / Aa1      Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-2       Floating ((7))             3,809,000      AA+ / Aa2      Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-3       Floating ((8))             1,403,000      AA / Aa3       Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-4       Floating ((9))             1,403,000       AA / A1       Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-5       Floating ((10))            1,403,000      AA- / A2       Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-6       Floating ((11))            1,403,000      AA- / A3       Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-7       Floating ((12))            1,403,000      A+ / Baa1      Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-8       Floating ((13))            1,403,000      A+ / Baa2      Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-9       Floating ((14))            2,004,000      A / Baa3       Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
    M-10      Floating ((15))            2,606,000       A / NR        Subordinate/Floating Rate
------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------

------------- ---------------- -------------------- ------------------ --------------------------
------------- ---------------- -------------------- ------------------ --------------------------
   TOTAL                              $398,490,000
------------- ---------------- -------------------- ------------------ --------------------------

(1) The initial Certificate Principal Balances presented in this term sheet are approximate and subject to a +/- 10% variance.
(2)  It is a condition to the issuance of  the Class A-1 Certificates, Class A-2
  Certificates, Class A-3 Certificates and Class M-1 Certificates through the Class M-9
  Certificates that they be rated by at least two of the rating agencies.  The rating agencies will include Standard & Poor's, a division of McGraw-Hill Companies, Inc. ("S&P")
  and Moody's Investors Service, Inc. ("Moody's").
(3)  The Pass-Through Rate for the Class A-1 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.20]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class A-1 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(4)  The Pass-Through Rate for the Class A-2 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.30]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class A-2 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(5)    The Pass-Through Rate for the Class A-3 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.28]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class A-3 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
 (6)  The Pass-Through Rate for the Class M-1 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.38]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-1 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(7)  The Pass-Through Rate for the Class M-2 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.40]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-2 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(8)  The Pass-Through Rate for the Class M-3 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.42]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-3 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(9)  The Pass-Through Rate for the Class M-4 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.52]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-4 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(10)  The Pass-Through Rate for the Class M-5 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.53]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-5 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(11)  The Pass-Through Rate for the Class M-6 Certificates will be a floating rate based on
  One-Month LIBOR plus [0.60]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-6 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(12)  The Pass-Through Rate for the Class M-7 Certificates will be a floating rate based on
  One-Month LIBOR plus [1.10]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-7 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(13)  The Pass-Through Rate for the Class M-8 Certificates will be a floating rate based on
  One-Month LIBOR plus [1.25]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-8 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(14)  The Pass-Through Rate for the Class M-9 Certificates will be a floating rate based on
  One-Month LIBOR plus [2.25]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-9 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(15)  The Pass-Through Rate for the Class M-10 Certificates will be a floating rate based on
  One-Month LIBOR plus [2.25]% subject to a maximum rate equal to the Net WAC Cap Rate
  (which is equal to the weighted average net rate on the mortgage loans adjusted for payments due to the swap counterparty).  The Class M-10 Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

-------------------------------------------------------------------------------------------------
AGGREGATE POOL - STIPULATED MORTGAGE POOL CHARACTERISTICS
-------------------------------------------------------------------------------------------------
--------------------------------------------------------- ---------------------------------------
MORTGAGE LOAN TYPE:                                        5/1, 5/6, 7/1 & 7/6 Alt A Hybrid Arm
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 10%):                             $400mm
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                 6.660%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10):                                0.300%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                               6.350%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15):                                  2.330%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE CAP AT THE ROLL (+/- 0.15):                              5.280%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE PERIODIC CAP (+/- 0.15):                                 1.870%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE LIFE CAP (+/- 0.15):                                     5.280%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                          360
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):                         359
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
MONTHS TO ROLL (+/- 1 MONTH):                                               65
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE LTV RATIO (+/- 5):                                       75.9%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
CALIFORNIA CONCENTRATION (+/-10):                                         38.8%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                          23.0%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
CASH OUT REFINANCE (+/- 10):                                              24.0%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
SINGLE FAMILY DETACHED (+/- 10):                                          80.3%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
INVESTOR PROPERTY (+/- 10):                                               15.8%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
INTEREST ONLY MORTGAGE LOANS (+/-10):                                     83.8%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                            712
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                 $281,500
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
CONFORMING BALANCE (+/-10) :                                              60.4%
--------------------------------------------------------- ---------------------------------------
--------------------------------------------------------- ---------------------------------------
PREPAYMENT PENALTY (+/-10):                                               16.0%
--------------------------------------------------------- ---------------------------------------

The  percentages  set  forth in the  tables  above,  other  than  any  weighted  averages,  are percentages of the aggregate  principal  balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date,  after  deducting  payments of  principal  due during the month of the  Cut-off  Date.  Any  weighted  average is  weighted based on the  principal  balance of the actual  mortgage  loans to be  included  in the related loan group on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal due during the month of the Cut-off Date.

A percentage expressed in parenthesis for a category in the tables above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loans included in the related loan group on the Closing Date.  For example the Aggregate
Mortgage Balance of the mortgage loans included in loan group II on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off
Date, could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or  percentage  set forth for such  category  may vary in the actual  mortgage loans  included  in the related  loan group on the  Closing  Date.  For  example,  the Cash Out
Refinance  percentage  for loan  group  II  could  vary  from  20.0% to 40.0% of the  aggregate principal  balance of the actual  mortgage loans included in loan group II on the Closing Date, as of the Cut-off  Date,  after  deducting  payments of  principal  due during the month of the
Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                 Deutsche Bank Securities Inc.

SIGNIFICANT SERVICERS:       Servicers  that may  subservice  10% or more by principal  amount of the mortgage  loans  include  HomeComings  Financial  Network,
                             Inc., a wholly-owned subsidiary of Residential Funding.

SIGNIFICANT ORIGINATORS:     Originators  that  originated  10% or more of the mortgage  loans include  HomeComings  Financial  Network,  Inc.,  a  wholly-owned subsidiary of Residential Funding.

CUT-OFF DATE:                April 1, 2006.

CLOSING DATE:                On or about April 27, 2006.

DISTRIBUTION DATE:           25th of each month,  or the next  business day if such day is not a business day, commencing in May 2006.

ASSUMED FINAL
DISTRIBUTION DATES:          The   distribution   date  in  April  2036.   The  actual   final
                             distribution date could be substantially earlier.

FORM OF CERTIFICATES:        Book-entry: Class A Certificates and Class M Certificates.

PREPAYMENT ASSUMPTION:       A 25% prepayment  assumption assumes a constant  prepayment rate, or CPR,  of 25%  per  annum  of the  then  outstanding  principal balance of the mortgage loans.

MINIMUM DENOMINATIONS:       Class  A  Certificates   and  Class  M  Certificates  in  minimum
                             denominations  of $250,000  and  integral  multiples of $1,000 in excess thereof.

SENIOR CERTIFICATES:         Class A Certificates.

SUBORDINATE CERTIFICATES:    Class M Certificates.  The Subordinate  Certificates will provide credit enhancement to the Senior Certificates.

ERISA:                       The Class A  Certificates  and Class M  Certificates  will not be eligible  for  purchase by persons  investing  assets of employee benefit plans or individual retirement accounts assets.

                             See "ERISA  Considerations"  in the term sheet  supplement and in the related base prospectus.

SMMEA:                       When  issued  the  offered  certificates  rated in at  least  the second  highest  rating  category  by one of the rating  agencies will  be  "mortgage  related  securities"  for  purposes  of  the
                             Secondary  Mortgage  Market  Enhancement  Act of 1984,  or SMMEA,
                             and the remaining  classes of certificates  will not be "mortgage related securities" for purposes of SMMEA.

                             See "Legal  Investment"  in the term sheet  supplement and "Legal
                             Investment Matters" in the related base  prospectus.

TAX STATUS:                  For federal  income tax  purposes,  the  depositor  will elect to treat  the  portion  of  the  trust  consisting  of  the  related mortgage  loans and  certain  other  segregated  assets as one or more  real  estate  mortgage  investment  conduits.  The  offered certificates  will represent  ownership of regular interests in a real estate  mortgage  investment  conduit and generally  will be treated as  representing  ownership  of debt for  federal  income tax  purposes.  You will be  required  to  include  in income all
                             interest  and   original   issue   discount,   if  any,  on  such
                             certificates   in   accordance   with  the   accrual   method  of
                             accounting  regardless of your usual methods of  accounting.  For federal  income tax purposes,  the Class R  Certificates  for any series  will  represent  residual  interests  in  a  real  estate mortgage investment conduit.

                             For  further   information   regarding  the  federal  income  tax
                             consequences  of  investing  in  the  offered  certificates,  see
                             "Material  Federal  Income  Tax  Consequences"  in the term sheet supplement and in the related base  prospectus.

CREDIT ENHANCEMENT

A.      EXCESS  CASH  FLOW - For any  Distribution  Date,  the sum of (i)  the  excess  of the
        Available  Distribution  Amount over the sum of (a) the interest  distribution  amount
        for  the   certificates   and  (b)  the   principal   remittance   amount,   (ii)  any
        overcollateralization  reduction  amount,  and (iii) any amounts received by the trust under the Swap Agreement for that  Distribution  Date. Excess Cash Flow may be used to protect the Class A Certificates and the Class M Certificates  against realized losses by making an  additional  payment of  principal  to cover the  amount of the  realized losses.

B.      OVERCOLLATERALIZATION  - The initial aggregate principal balance of the Mortgage Loans is expected  to exceed the  initial  aggregate  certificate  principal  balance of the
        Certificates by approximately  $2,000,000.  This amount represents approximately 0.50%
        of the aggregate  principal balance of the Mortgage Loans and is the initial amount of overcollateralization required to be provided.

C.       SUBORDINATION  - If the  Class  M  Certificates  remain  outstanding,  losses  on the mortgage  loans  which are not  covered by Excess  Cash Flow or  Overcollateralization will be first  allocated to the class of Class M Certificates  with the lowest payment priority,  and the other  classes of  certificates  will not bear any  portion of such losses,  except as  described  in the term  sheet  supplement.  If none of the Class M
        Certificates   are   outstanding   and  if   there   is  no   Excess   Cash   Flow  or
        overcollateralization,  all such  losses  will be  allocated  first to the  Class  A-3
        Certificates  until the certificate  principal  balance of the Class A-3  Certificates has been reduced to zero and then, pro rata, to the Class A-1  Certificates  and Class
        A-2 Certificates.

D.      SWAP  AGREEMENT  -  Credit  enhancement  for the  Class  A  Certificates  and  Class M
        Certificates  will include net payments made by the Swap  Counterparty  to the trustee pursuant to the swap agreement.

See   "Description  of  the   Certificates  -  Excess  Cash  Flow  and   Overcollateralization
and"Description of the Certificates--Allocation of Losses" in the term sheet supplement.

ADVANCES

For any  month,  if the Master  Servicer  does not  receive  the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance funds to cover the amount of the scheduled payment  that was not made.  However,  the  Master  Servicer  will  advance  funds  only if it determines  that the advance will be recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date  on  which  the  aggregate  outstanding  principal  balance  of the mortgage  loans as of the  related  determination  date is less  than  10% of their  aggregate stated  principal  balance as of the cut-off  date,  the master  servicer may, but will not be required to:

        o      purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

        o      purchase all of the certificates.

Under either type of optional purchase,  holders of the outstanding  certificates are entitled to receive the  outstanding  certificate  principal  balance of the  certificates in full with accrued interest,  as and to the extent described in the term sheet supplement.  However,  any optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the  most  subordinate  classes  of  certificates  outstanding,  if the  trust  then  holds properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See  "Pooling  and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The
Pooling and Servicing  Agreement--Termination;  Retirement of Certificates" in the related base prospectus.

PRIORITY OF DISTRIBUTIONS

 Distributions to the holders of the Certificates will be made generally as follows:
A.      From the Available  Distribution  Amount,  distribution of accrued and unpaid interest
           (less any prepayment interest  shortfalls not covered by compensating  interest or any Relief Act  Shortfalls)  to the holders of  Certificates  to the extent of the
           Available  Distribution  Amount,  (after  payment of the  Expense Fee Rate) in the following order of priority:

(i)     To the Class A Certificates, pro rata;

(ii)    To the Class M-1 Certificates;

(iii)   To the Class M-2 Certificates;

(iv)    To the Class M-3 Certificates;

(v)     To the Class M-4 Certificates;

(vi)    To the Class M-5 Certificates;

(vii)   To the Class M-6 Certificates;

(viii)  To the Class M-7 Certificates;

(ix)    To the Class M-8 Certificates;

(x)     To the Class M-9 Certificates; and

(xi)    To the Class M-10 Certificates.

B.      The Principal Distribution Amount will be distributed as follows:

(i)     To  the  Class  A  Certificates,  concurrently  on a pro  rata  basis,  based  on  the respective  Certificate  Principal  Balances  of such  classes,  as follows (i)
              sequentially,  to the Class A-1  Certificates  and Class A-2  Certificates  and
              (ii)  to the  Class  A-3  Certificates,  in each  case  until  the  Certificate
              Principal Balance thereof is reduced to zero;

(ii)    To the Class M-1 Certificates,  the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

(iii)   To the Class M-2 Certificates,  the Class M-2 Principal Distribution Amount, until the certificate  principal  balance  of the Class M-2  Certificates  is  reduced to zero;

(iv)    To the Class M-3 Certificates,  the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

(v)     To the Class M-4 Certificates,  the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

(vi)    To the Class M-5 Certificates,  the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

(vii)   To the Class M-6 Certificates,  the Class M-6 Principal Distribution Amount, until the certificate  principal  balance  of the Class M-6  Certificates  is  reduced to zero;

(viii)  To the Class M-7 Certificates,  the Class M-7 Principal Distribution Amount, until the certificate  principal  balance  of the Class M-7  Certificates  is  reduced to zero;

(ix)    To the Class M-8 Certificates,  the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero;

(x)     To the Class M-9 Certificates,  the Class M-9 Principal Distribution Amount, until the certificate  principal  balance  of the Class M-9  Certificates  is  reduced to zero; and

(xi)    To the Class M-10 Certificates,  the Class M-10 Principal  Distribution  Amount, until the certificate  principal balance of the Class M-10 Certificates is reduced to zero.

SWAP AGREEMENT

On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement.  The Swap Agreement will have an initial notional amount of $390,470,096.  Under the Swap Agreement, the Trust will be obligated to pay an amount equal to 5.35% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the trust, for the benefit of the holders of the Offered Certificates,  an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap Payment").  See the attached Preliminary Swap Schedule.  The Swap
Provider shall be rated at least Aa3 by Moody's Investors Service, Inc.

The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Trust but will not be assets of any REMIC.  Upon early termination of the Swap
Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the
 "Swap Termination Payment ") to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trustee, on behalf of the
Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider
Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

EXCESS CASH FLOW DISTRIBUTIONS

On any  Distribution  Date,  the Excess Cash Flow and subsequent  recoveries  received by the
Master  Servicer  with respect to any  defaulted  Mortgage  Loan will be allocated  among the certificates as set forth in the term sheet supplement in the following order of priority:

(i)     as part of the  Principal  Distribution  Amount,  to pay to the holders of the Class A
              Certificates  and  Class  M  Certificates,  in  the  priority  described  under
              "Principal  Distributions"  above, in reduction of their Certificate  Principal
              Balances,  the principal  portion of realized  losses  previously  allocated to reduce the Certificate  Principal  Balance of any class of Class A Certificates or Class M Certificates and remaining  unreimbursed,  but only to the extent of subsequent recoveries for that Distribution Date;

(ii)    as part of the  Principal  Distribution  Amount,  to pay to the holders of the Class A
              Certificates  and  Class  M  Certificates,  in  the  priority  described  under
              "Principal  Distributions"  above, in reduction of their Certificate  Principal
              Balances,  the principal  portion of realized  losses  incurred on the Mortgage
              Loans for the preceding calendar month;

(iii)   to pay the holders of the Class A  Certificates  and Class M  Certificates  as part of the Principal  Distribution  Amount, in the priority described under "Principal
              Distributions" above, any Overcollateralization Increase Amount;

(iv)    to pay the holders of Class A  Certificates  and Class M  Certificates,  the amount of any Prepayment  Interest  Shortfalls  allocated  thereto for that  Distribution
              Date, on a pro rata basis based on  Prepayment  Interest  Shortfalls  allocated
              thereto,   to  the  extent  not  covered  by  the  Eligible  Master   Servicing
              Compensation on that Distribution Date;

(v)     to pay to the  holders  of the  Class A  Certificates  and Class M  Certificates,  any
              Prepayment Interest  Shortfalls  remaining unpaid from prior Distribution Dates together with interest thereon,  on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

(vi)    to pay to the holders of the Class A  Certificates,  pro-rata if applicable,  and then to the Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
              M-7,  Class  M-8,  Class  M-9 and  Class  M-10  Certificates  in that  order of priority,  the amount of any Basis Risk Shortfalls  remaining unpaid as of that
              Distribution Date;

(vii)   to pay to the holders of the Class A Certificates,  pro-rata if applicable,  and Class
              M Certificates,  the amount of any Relief Act Shortfalls  allocated thereto, on a pro rata basis  based on Relief Act  Shortfalls  allocated  thereto  for that
              Distribution Date;

(viii)  to pay to the holders of the Class A  Certificates,  pro-rata if applicable,  and then to the Class M-1, and Class M-10 Class M-2,  Class M-3,  Class M-4,  Class M-5,
              Class  M-6,  Class  M-7,  Class M-8,  Class M-9  Certificates  in that order of priority,  the principal  portion of any realized losses  previously  allocated thereto that remain unreimbursed;

(ix)    to the Swap  Provider,  an amount  equal to any Swap  Termination  Payment owed to the
              Swap  Provider  due to a Swap  Provider  Trigger  Event  pursuant  to the  Swap
              Agreement; and

(x)     pay to the holders of the Class SB Certificates  and Class R Certificates  any balance remaining, in accordance with the terms of the pooling and servicing agreement.

 PRINCIPAL REMITTANCE AMOUNT

 For any Distribution  Date, the sum of the following  amounts:  (i) the principal portion of all scheduled  monthly  payments on the Mortgage  Loans received or advanced with respect to the related due period;  (ii) the  principal  portion of all proceeds of the  repurchase  of
 Mortgage Loans or, in the case of substitution,  amounts representing a principal adjustment as required in the pooling and servicing  agreement during the preceding calendar month; and
 (iii) the principal  portion of all other unscheduled  collections  received on the Mortgage
 Loans during the preceding calendar month including,  without  limitation,  full and partial principal  prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month but excluding subsequent recoveries.

 PRINCIPAL DISTRIBUTION AMOUNT

 For any  Distribution  Date, the lesser of (a) the excess of (x) the available  distribution amount  over  (y) the  interest  distribution  amount  and (b) the sum of (x) the  Principal
 Remittance  Amount  for the  Mortgage  Loans  and (y) the  Excess  Cash  Flow to the  extent distributable  as principal to cover realized  losses on the Mortgage Loans and to reach the
 Required  Overcollateralization Amount minus any Overcollateralization  Reduction Amount and certain  other amounts with respect to servicing  modifications  as set forth in the pooling and servicing agreement.

 CLASS A PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the Principal
 Distribution  Amount for that  Distribution  Date or (ii) on or after the Stepdown Date if a
 Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the Principal
 Distribution  Amount  for that  Distribution  Date and (b) the  excess,  if any,  of (x) the aggregate  Certificate  Principal  Balance of the Class A Certificates  immediately prior to that  Distribution  Date  over  (y)  the  lesser  of  (i)  the  product  of  the  applicable
 Subordination  Percentage and the aggregate Stated  Principal  Balance of the Mortgage Loans after  giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the aggregate  Stated  Principal  Balance  of the  Mortgage  Loans  after  giving  affect to the distributions to be made on such Distribution Date minus the Overcollateralization Floor.

 CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger Event is not in  effect  for that  Distribution  Date,  the  lesser  of (a) the  remaining  Principal
 Distribution  Amount for that Distribution Date after  distribution of the Class A Principal
 Distribution  Amount  and (b) the  excess  of (x) the sum of (i) the  aggregate  Certificate
 Principal Balance of the Class A Certificates,  after taking into account the payment of the
 Class A Principal  Distribution  Amount for that  Distribution Date and (ii) the Certificate
 Principal Balance of the Class M-1 Certificates  immediately prior to that Distribution Date over (y) the lesser of (i) the product of the  applicable  Subordination  Percentage and the
 aggregate  Stated   Principal   Balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that  Distribution  Date and (ii) the aggregate Stated Principal
 Balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
 Distribution Date minus the Overcollateralization Floor.

 CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution Amount and the Class M-1 Principal  Distribution  Amount, or (ii) on
 or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution Date after distribution of the Class A Principal  Distribution Amount and the Class M-1 Principal
 Distribution  Amount  and (b) the  excess  of (x) the sum of (i) the  aggregate  Certificate
 Principal Balance of the Class A Certificates and Class M-1 Certificates,  after taking into account  the payment of the Class A Principal  Distribution  Amount and Class M-1  Principal
 Distribution  Amount for that Distribution  Date and (ii) the Certificate  Principal Balance
 of the Class  M-2  Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the  product of the  applicable  Subordination  Percentage  and the  aggregate
 Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (ii) the  aggregate  Stated  Principal  Balance  of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date minus the Overcollateralization Floor.

 CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount and the Class
 M-2 Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect  for that  Distribution  Date,  the lesser of (a) the  remaining  Principal
 Distribution  Amount for that Distribution Date after  distribution of the Class A Principal
 Distribution  Amount,  the  Class  M-1  Principal  Distribution  Amount  and the  Class  M-2
 Principal  Distribution  Amount  and (b)  the  excess  of (x)  the sum of (i) the  aggregate
 Certificate Principal Balance of the Class A Certificates,  Class M-1 Certificates and Class
 M-2  Certificates,  after  taking  into  account  the  payment  of  the  Class  A  Principal
 Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  and Class M-2  Principal
 Distribution  Amount for that Distribution  Date and (ii) the Certificate  Principal Balance
 of the Class  M-3  Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the  product of the  applicable  Subordination  Percentage  and the  aggregate
 Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (ii) the  aggregate  Stated  Principal  Balance  of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date minus the Overcollateralization Floor.

 CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount, the Class M-2
 Principal  Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or
 after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution  of the  Class  A  Principal  Distribution  Amount,  the  Class  M-1  Principal
 Distribution  Amount,  the  Class  M-2  Principal  Distribution  Amount  and the  Class  M-3
 Principal  Distribution  Amount  and (b)  the  excess  of (x)  the sum of (i) the  aggregate
 Certificate  Principal Balance of the Class A Certificates,  Class M-1  Certificates,  Class
 M-2  Certificates and Class M-3  Certificates,  after taking into account the payment of the
 Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2
 Principal  Distribution  Amount  and  Class  M-3  Principal  Distribution  Amount  for  that
 Distribution  Date and (ii) the Certificate  Principal Balance of the Class M-4 Certificates
 immediately  prior to that  Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage  and the  aggregate  Stated  Principal  Balance of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (ii) the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount  for  that  Distribution  Date  after  distribution  of  the
 Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the
 Class M-2 Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount and
 the Class M-4  Principal  Distribution  Amount  or (ii) on or after the  Stepdown  Date if a
 Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount, the Class M-2
 Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount and the Class
 M-4  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i) the  aggregate
 Certificate  Principal Balance of the Class A Certificates,  Class M-1  Certificates,  Class
 M-2  Certificates,  Class M-3  Certificates  and Class M-4  Certificates,  after taking into account  the  payment of the Class A  Principal  Distribution  Amount,  Class M-1  Principal
 Distribution  Amount,   Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
 Distribution  Amount and Class M-4 Principal  Distribution Amount for that Distribution Date and (ii) the Certificate  Principal Balance of the Class M-5 Certificates  immediately prior to  that  Distribution  Date  over  (y) the  lesser  of (i) the  product  of the  applicable
 Subordination  Percentage and the aggregate Stated  Principal  Balance of the Mortgage Loans after  giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the
 aggregate  Stated   Principal   Balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount  for  that  Distribution  Date  after  distribution  of  the
 Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the
 Class M-2 Principal  Distribution  Amount, the Class M-3 Principal  Distribution Amount, the
 Class M-4 Principal  Distribution Amount and the Class M-5 Principal  Distribution Amount or
 (ii)  on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
 Distribution Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that
 Distribution  Date after  distribution  of the Class A Principal  Distribution  Amount,  the
 Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount, the
 Class M-3 Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount and
 the Class M-5  Principal  Distribution  Amount  and (b) the excess of (x) the sum of (i) the
 aggregate   Certificate   Principal   Balance  of  the  Class  A  Certificates,   Class  M-1
 Certificates,  Class M-2 Certificates,  Class M-3  Certificates,  Class M-4 Certificates and
 Class M-5  Certificates  after  taking  into  account  the  payment of the Class A Principal
 Distribution  Amount,   Class  M-1  Principal   Distribution  Amount,  Class  M-2  Principal
 Distribution  Amount,   Class  M-3  Principal   Distribution  Amount,  Class  M-4  Principal
 Distribution  Amount and Class M-5 Principal  Distribution Amount for that Distribution Date and (ii) the Certificate  Principal Balance of the Class M-6 Certificates  immediately prior to  that  Distribution  Date  over  (y) the  lesser  of (i) the  product  of the  applicable
 Subordination  Percentage and the aggregate Stated  Principal  Balance of the Mortgage Loans after  giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the
 aggregate  Stated   Principal   Balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount, the Class M-2
 Principal  Distribution  Amount, the Class M-3 Principal  Distribution Amount, the Class M-4
 Principal  Distribution  Amount, the Class M-5 Principal  Distribution  Amount and the Class
 M-6 Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect  for that  Distribution  Date,  the lesser of (a) the  remaining  Principal
 Distribution  Amount for that Distribution Date after  distribution of the Class A Principal
 Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal
 Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4 Principal
 Distribution  Amount,  the  Class  M-5  Principal  Distribution  Amount  and the  Class  M-6
 Principal  Distribution  Amount  and (b)  the  excess  of (x)  the sum of (i) the  aggregate certificate  principal balance of the Class A Certificates,  Class M-1  Certificates,  Class
 M-2  Certificates,  Class M-3 Certificates,  Class M-4 Certificates,  Class M-5 Certificates
 and Class M-6  Certificates,  after  taking  into  account the  distribution  of the Class A
 Principal  Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal
 Distribution  Amount,   Class  M-3  Principal   Distribution  Amount,  Class  M-4  Principal
 Distribution  Amount,  Class M-5  Principal  Distribution  Amount  and  Class M-6  Principal
 Distribution   Amount  and  (ii)  the  certificate   principal  balance  of  the  Class  M-7
 Certificates  immediately  prior to that  Distribution  Date over (y) the  lesser of (i) the product of the applicable  Subordination  Percentage and the stated principal balance of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (ii) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount, the Class M-2
 Principal  Distribution  Amount, the Class M-3 Principal  Distribution Amount, the Class M-4
 Principal  Distribution  Amount, the Class M-5 Principal  Distribution Amount, the Class M-6
 Principal  Distribution Amount and the Class M-7 Principal Distribution Amount or (ii) on or
 after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution  of the  Class  A  Principal  Distribution  Amount,  the  Class  M-1  Principal
 Distribution  Amount, the Class M-2 Principal  Distribution  Amount, the Class M-3 Principal
 Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the Class M-5 Principal
 Distribution  Amount,  the  Class  M-6  Principal  Distribution  Amount  and the  Class  M-7
 Principal  Distribution  Amount  and (b)  the  excess  of (x)  the sum of (i) the  aggregate certificate  principal balance of the Class A Certificates,  Class M-1  Certificates,  Class
 M-2 Certificates,  Class M-3 Certificates,  Class M-4 Certificates,  Class M-5 Certificates,
 Class  M-6  Certificates  and  Class  M-7  Certificates,   after  taking  into  account  the
 distribution of the Class A Principal  Distribution Amount, Class M-1 Principal Distribution
 Amount, Class M-2 Principal  Distribution  Amount, Class M-3 Principal  Distribution Amount,
 Class M-4 Principal  Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6
 Principal  Distribution  Amount  and Class M-7  Principal  Distribution  Amount and (ii) the
 certificate  principal  balance  of the Class  M-8  Certificates  immediately  prior to that
 Distribution  Date over (y) the lesser of (i) the  product of the  applicable  Subordination
 Percentage  and the stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
 Distribution Date minus the OC Floor.

 CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount, the Class M-2
 Principal  Distribution  Amount, the Class M-3 Principal  Distribution Amount, the Class M-4
 Principal  Distribution  Amount, the Class M-5 Principal  Distribution Amount, the Class M-6
 Principal  Distribution  Amount, the Class M-7 Principal  Distribution  Amount and the Class
 M-8 Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect  for that  Distribution  Date,  the lesser of (a) the  remaining  Principal
 Distribution  Amount for that Distribution Date after  distribution of the Class A Principal
 Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal
 Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4 Principal
 Distribution  Amount, the Class M-5 Principal  Distribution  Amount, the Class M-6 Principal
 Distribution  Amount,  the  Class  M-7  Principal  Distribution  Amount  and the  Class  M-8
 Principal  Distribution  Amount  and (b)  the  excess  of (x)  the sum of (i) the  aggregate certificate  principal balance of the Class A Certificates,  Class M-1  Certificates,  Class
 M-2 Certificates,  Class M-3 Certificates,  Class M-4 Certificates,  Class M-5 Certificates,
 Class M-6  Certificates,  Class M-7  Certificates and Class M-8  Certificates,  after taking into  account the  distribution  of the Class A  Principal  Distribution  Amount,  Class M-1
 Principal  Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
 Distribution  Amount,   Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal
 Distribution  Amount,   Class  M-6  Principal   Distribution  Amount,  Class  M-7  Principal
 Distribution  Amount and Class M-8 Principal  Distribution  Amount and (ii) the  certificate principal balance of the Class M-9 Certificates  immediately prior to that Distribution Date over (y) the lesser of (i) the product of the  applicable  Subordination  Percentage and the stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (ii) the  aggregate  stated  principal  balance  of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date minus the OC Floor.

 CLASS M-10 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount, the Class M-2
 Principal  Distribution  Amount, the Class M-3 Principal  Distribution Amount, the Class M-4
 Principal  Distribution  Amount, the Class M-5 Principal  Distribution Amount, the Class M-6
 Principal  Distribution  Amount, the Class M-7 Principal  Distribution Amount, the Class M-8
 Principal  Distribution Amount and the Class M-9 Principal Distribution Amount or (ii) on or
 after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution  of the  Class  A  Principal  Distribution  Amount,  the  Class  M-1  Principal
 Distribution  Amount, the Class M-2 Principal  Distribution  Amount, the Class M-3 Principal
 Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the Class M-5 Principal
 Distribution  Amount, the Class M-6 Principal  Distribution  Amount, the Class M-7 Principal
 Distribution  Amount,  the  Class  M-8  Principal  Distribution  Amount  and the  Class  M-9
 Principal  Distribution  Amount  and (b)  the  excess  of (x)  the sum of (i) the  aggregate certificate  principal balance of the Class A Certificates,  Class M-1  Certificates,  Class
 M-2 Certificates,  Class M-3 Certificates,  Class M-4 Certificates,  Class M-5 Certificates,
 Class  M-6  Certificates,  Class M-7  Certificates,  Class  M-8  Certificates  and Class M-9
 Certificates,  after  taking  into  account  the  distribution  of  the  Class  A  Principal
 Distribution  Amount,   Class  M-1  Principal   Distribution  Amount,  Class  M-2  Principal
 Distribution  Amount,   Class  M-3  Principal   Distribution  Amount,  Class  M-4  Principal
 Distribution  Amount,   Class  M-5  Principal   Distribution  Amount,  Class  M-6  Principal
 Distribution  Amount,   Class  M-7  Principal   Distribution  Amount,  Class  M-8  Principal
 Distribution  Amount and Class M-9 Principal  Distribution  Amount and (ii) the  certificate principal  balance of the Class M-10  Certificates  immediately  prior to that  Distribution
 Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated  principal  balance of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date minus the OC Floor.

 ALLOCATION OF LOSSES

 Any realized losses will be allocated in the following order of priority:

(xiv)   To Excess Cash Flow for the related Distribution Date;

(xv)    To the overcollateralization amount, until it has been reduced to zero;

(xvi)   To the Class M-10  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

(xvii)  To the Class M-9  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(vi)    To the Class M-8  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(vii)   To the Class M-7  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(viii)  To the Class M-6  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(ix)    To the Class M-5  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(x)     To the Class M-4  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(xi)    To the Class M-3  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(xii)   To the Class M-2  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(xiii)  To the Class M-1  Certificates,  until the certificate  principal  balance thereof has been reduced to zero; and,

(xiv)   To the  Class A  Certificates  on a pro  rata  basis,  provided  however,  any  losses allocable to the Class A-1 Certificates  and Class A-2  Certificates  will first be allocated to the Class A-3 Certificates until reduced to zero.

                                  PRELIMINARY SWAP SCHEDULE
------------------------------------------------------------------------------------
DISTRIBUTION DATE  NOTIONAL SCHEDULE ($)   DISTRIBUTION DATE    NOTIONAL SCHEDULE
                                                                       ($)
    6/25/2006             390,470,096.05       1/25/2009             184,828,555.83
    7/25/2006             381,166,939.29       2/25/2009             180,420,072.31
    8/25/2006             372,085,140.12       3/25/2009             176,116,571.56
    9/25/2006             363,219,436.97       4/25/2009             171,915,556.57
    10/25/2006            354,564,693.23       5/25/2009             167,814,589.69
    11/25/2006            346,115,894.29       6/25/2009             163,811,291.17
    12/25/2006            337,868,144.66       7/25/2009             159,903,337.83
    1/25/2007             329,816,665.11       8/25/2009             156,088,461.68
    2/25/2007             321,956,789.94       9/25/2009             152,364,448.65
    3/25/2007             314,283,964.26      10/25/2009             148,729,137.26
    4/25/2007             306,793,741.39      11/25/2009             145,180,417.43
    5/25/2007             299,481,780.26      12/25/2009             141,716,229.19
    6/25/2007             292,343,842.92       1/25/2010             138,334,561.57
    7/25/2007             285,375,792.10       2/25/2010             135,033,451.35
    8/25/2007             278,573,588.79       3/25/2010             131,810,982.01
    9/25/2007             271,933,289.95       4/25/2010             128,665,282.55
    10/25/2007            265,451,046.18       5/25/2010             125,594,526.45
    11/25/2007            259,123,099.54       6/25/2010             122,596,930.62
    12/25/2007            252,945,781.38       7/25/2010             119,670,754.32
    1/25/2008             246,915,510.17       8/25/2010             116,814,298.21
    2/25/2008             241,028,789.50      9/25/20410             114,025,903.33
    3/25/2008             235,282,205.99      10/25/2010             111,303,950.16
    4/25/2008             229,672,427.38      11/25/2010             108,606,402.56
    5/25/2008             224,196,200.57      12/25/2010             106,013,585.64
    6/25/2008             218,850,349.75       1/25/2011             103,482,556.52
    7/25/2008             213,631,774.55       2/25/2011             100,665,272.45
    8/25/2008             208,537,448.28       3/25/2011              90,547,446.88
    9/25/2008             203,564,416.15       4/25/2011                       0.00
    10/25/2008            198,709,793.59
    11/25/2008            193,970,764.54
    12/25/2008            189,344,579.89

------------------------------------------------------------------------------------

* Preliminary Swap Schedule is based on Preliminary Collateral.  The Final Swap Schedule will be based on the final Collateral.  The Preliminary Swap Schedule is indicative and subject to change